UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 7, TRX, Inc. (“TRX”) and Expedia, Inc. (“Expedia”) entered into a Master Services Agreement (“MSA”) pursuant to which TRX will continue to provide transaction processing services to Expedia and its affiliates. The MSA replaces all prior agreements between TRX and its affiliates and Expedia and its affiliates. Under the terms of the MSA, TRX has no ongoing call center responsibilities in the United States and the United Kingdom. The initial term of the MSA expires December 31, 2010 with auto-renewal for additional one-year terms thereafter unless Expedia provides twelve (12) months prior written notice of termination of its intent not to renew at the end of the term. Both parties may terminate the MSA for uncured material breach, and Expedia has additional termination rights if certain pre-defined service levels are not met.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC. (Registrant)

Date: December 12, 2006	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 12, 2006.